                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant                                       [X]
Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:

 [ ]   Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 [X]   Definitive Proxy Statement
 [ ]   Definitive Additional Materials
 [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              MYMETICS CORPORATION
                (Name of Registrant as Specified in Its Charter)



    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

[X] No filing fee
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:
    2)       Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)       Proposed maximum aggregate value of transaction:
    5)       Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.

    1)       Amount Previously Paid:
    2)       Form, Schedule or Registration Statement No.:
    3)       Filing Party:
    4)       Date Filed:

                              MYMETICS CORPORATION
                          706 Giddings Avenue, Suite 1C
                         Annapolis, Maryland 21401-1472

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    ----------------------------------------

To the Stockholders of
Mymetics Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of Mymetics Corporation (the "Company") will be held at 50-52 Av du Chanoine Cartellier, 69230 Saint-Genis Laval, France at 11:00 a.m., Central Europe Time, June 20, 2002, for the following purposes:

         1. To elect two (2) directors of the Company to hold office until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors (the "Board") has fixed the close of business on April 25, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Board is soliciting the enclosed Proxy. Please carefully read the accompanying Proxy Statement for more information regarding the business to be transacted at the Annual Meeting.


                                        By Order of the Board of Directors,

                                        /s/ John M. Musacchio
                                        -----------------------------------
                                        John M. Musacchio
                                        Secretary

April 30, 2002

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH IN THE PROXY STATEMENT.

                              MYMETICS CORPORATION

                                -----------------
                                 PROXY STATEMENT
                                -----------------

         This statement is furnished in connection with the solicitation by the management of Mymetics Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders to be held at 50-52 Av du Chanoine Cartellier, 69230 Saint-Genis Laval, France on June 20, 2002, and any adjournments thereof. If the Proxy is properly executed and received by the Company prior to the meeting or any adjournment thereof, the shares of common stock of the Company, par value $.01 per share (the "Common Shares"), represented by your Proxy will be voted in the manner directed. In the absence of voting instructions, the Common Shares will be voted for the nominees for director. We presently do not know of any other business to be transacted at the Annual Meeting other than the election of two Class II directors. If any other matters properly come before the Annual Meeting, or if any of the persons nominated to serve as directors should decline or be unable to serve, the persons named in the Proxy will vote on these matters in accordance with their discretion. The Proxy may be revoked at any time prior to its use by filing a written notice of revocation of Proxy or a Proxy bearing a date later than the date of the Proxy with the Secretary of the Company, John M. Musacchio at 50-52 Av du Chanoine Cartellier, 69230 Saint-Genis Laval, France, or by attendance at the meeting and voting your Common Shares in person. If you attend the meeting and have submitted a Proxy, you need not revoke your Proxy and vote in person unless you elect to do so.

         The holders of a majority of the Common Shares outstanding and entitled to vote at the Annual Meeting must be present in person or represented by Proxy in order for a quorum to be present. Each Common Share is entitled to one vote on each of the matters properly presented at the Annual Meeting. Cumulative voting in the election of directors is not permitted. Assuming a quorum is present, directors will be elected by a plurality of votes cast at the meeting. Under applicable law, abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will have no effect on the vote for election of directors or the vote as to any other matters properly discussed and voted on at the Annual Meeting.

         The close of business on April 25, 2002 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 32,878,646 Common Shares of the Company issued and outstanding. In addition, holders as of the Record Date of outstanding shares of preferred stock of the Company's subsidiary, 6543 Luxembourg S.A. (the "S.A. Preferred Shares"), a joint stock company organized under the laws of Luxembourg, are entitled to one vote at the Annual Meeting for each Common Share issuable upon conversion of their S.A. Preferred Shares. Because an aggregate of 16,393,316 Common Shares are issuable upon conversion of all outstanding S.A. Preferred Shares, a total of 49,271,962 shares are entitled to vote at the Annual Meeting.

         Proxies will be solicited primarily by mail and may also be solicited personally and by telephone by directors, officers and regular employees of the Company without additional remuneration therefor. The Company may also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding Proxies and Proxy materials to the beneficial owners of the Common Shares. All costs of solicitation of Proxies will be borne by the Company. The Company presently does not intend to employ any other party to assist in the solicitation process. The Proxy Statement and form of Proxy are being mailed to stockholders commencing on or about May 7, 2002.

         Since our primary operations are conducted in Europe, we have disclosed certain financial information contained in this Proxy Statement, including the compensation of our Chief Executive Officer, in Euros (E). On April 25, 2002, 1 Euro was convertible into 0.897803 United States Dollars.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information about the beneficial ownership of our common stock as of April 8, 2002, by: (a) each of our named executive officers; (b) each of our directors; (c) each person known to us to be the beneficial owner of more than 5% of our outstanding voting securities; and
(d) all of our executive officers and directors as a group. The following is based solely on statements and reports filed with the Securities and Exchange Commission or other information the Company believes to be reliable.

         There were 49,271,962 Common Shares beneficially owned on April 8, 2002. This assumes the conversion of all 16,393,316 outstanding S.A. Preferred Shares, ownership of which is deemed to constitute beneficial ownership of the underlying Common Shares, into Common Shares. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the tables below have sole voting and investment power with respect to all Common Shares that they beneficially own, subject to applicable community property laws.

         In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 8, 2002, are deemed outstanding. These Common Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

         Name and Address of                                   Amount and Nature of
           Beneficial Owner               Title of Class       Beneficial Ownership          Percent of Class
           ----------------               --------------       --------------------          ----------------
MFC Bancorp Ltd.                          Common Shares             5,089,066(1)                   9.98%
Millennium Tower
21st Floor
Handelskai 94-96
1200 Vienna, Austria

MFC Merchant Bank S.A.                    Common Shares             5,089,066(2)                   9.98%
Kasernenstrasse 1
9100 Herisau, Switzerland

Martine Reindle                           Common Shares             8,519,874(3)                  17.29%
CP 18
CH - 1295 Mies, Switzerland

Ernst Lubke                               Common Shares             3,126,767(3)                   6.35%
Route du Muids
CH - 1273 Arzier, Switzerland

Peter P. McCann(4)                        Common Shares                 --                           *
Chief Executive Officer, President
and Director

Pierre-Francois Serres(4)                 Common Shares            11,144,393(5)                  22.61%
Chief Scientific Officer and Director

John M. Musacchio(4)                      Common Shares               130,050(6)                     *
Chief Operating Officer, Chief
Financial Officer, Secretary and
Director


Patrice Pactol(4)                         Common Shares             2,147,151(7)                 4.36%
Director

Robert Demers(4)                          Common Shares                10,000(8)                     *
Director

Michael K. Allio(4)                       Common Shares                60,000(9)                     *
Director

All executive officers and directors      Common Shares             13,491,594                    27.26%
as a group (6 persons)


--------------
* Denotes less than one percent.

(1) Includes 3,383,333 Common Shares and 1,705,733 share purchase warrants indirectly owned through MFC Merchant Bank S.A., a wholly-owned subsidiary of MFC Bancorp Ltd.

(2) Includes 3,383,333 Common Shares and 1,705,733 share purchase warrants, each of which entitles the holder to purchase one Common Share.

(3) Includes 297,221 Common Shares owned by Aralis Participations S.A. Martine Reindle is the Chairperson, a substantial equityholder and a member of the Board of Directors of Aralis Participations S.A. Ernest Lubke is an officer, a substantial equityholder and a member of the Board of Directors of Aralis Participations S.A. Accordingly, Ms. Reindle and Mr. Lubke may be deemed to have or share voting and/or investment power over the Common Shares owned by Aralis Participations S.A.

(4) Address is C/o Mymetics Corporation, 706 Giddings Avenue, Suite 1C, Annapolis, Maryland 21401-1472.

(5) Includes 10,000 Common Shares which Dr. Serres presently has the right to acquire pursuant to vested stock options granted under the Company's 2001 Stock Option Plan.

(6) Includes 120,000 Common Shares which Mr. Musacchio presently has the right to acquire pursuant to vested stock options granted under the Company's 1994 Stock Option Plan, and 10,000 Common Shares which Mr. Musacchio presently has the right to acquire pursuant to vested stock options granted under the Company's 2001 Stock Option Plan.

(7) Includes 10,000 Common Shares which Mr. Pactol presently has the right to acquire pursuant to vested stock options granted under the Company's 2001 Stock Option Plan.

(8) Includes 10,000 Common Shares which Mr. Demers presently has the right to acquire pursuant to vested stock options granted under the Company's 2001 Stock Option Plan.

(9) Includes 60,000 Common Shares which Mr. Allio presently has the right to acquire pursuant to vested stock options granted under the Company's 2001 Stock Option Plan.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The number of directors of the Company is established at six. The number of directors was, in accordance with our bylaws, increased from five to six directors by the Board of Directors of the Company (the "Board") at a meeting on February 7, 2002. The votes of a plurality of the Common Shares present in person or voted by Proxy at the Annual Meeting are required to elect the directors.

         Our Board is divided into three classes, designated as Class I, Class II and Class III. The term of the Class I directors will expire at the 2004 Annual Meeting, the term of the Class II directors will expire at the 2002 Annual Meeting and the term of the Class III directors will expire at the 2003 Annual Meeting. The directors to be elected at this Annual Meeting will accordingly be designated Class II directors and will serve until the Annual Meeting in 2005, or until their earlier resignation or removal. Our Board has nominated John M. Musacchio and Patrice Pactol, each of whom is presently a member of the Board, for election as Class II directors at the Annual Meeting. Both of these nominees have consented to be named as nominees and to serve if elected.

Directors and Officers

The following table sets forth information regarding each nominee for election as a director, each director whose term of office will continue after the Annual Meeting and the officers of the Company.


                                                                                                 Expiration of Term
Name                                Current Position with the Company                  Age         as a Director
----                                ---------------------------------                  ---         -------------
Peter P. McCann                     Chief Executive Officer, President and              58        2003 (Class III)
                                    Director (appointed February 7, 2002)

Pierre-Francois Serres              Chief Scientific Officer and Director               52        2003 (Class III)
                                    (appointed March 28, 2001)

Patrice Pactol(1)                   Director (appointed March 28, 2001)                 41        2002 (Class II)

John M. Musacchio(1)                Chief Operating Officer, Chief Financial            54        2002 (Class II)
                                    Officer, Secretary and Director (appointed May
                                    16, 2001)

Robert Demers                       Director (elected July 19, 2001)                    64         2004 (Class I)

Michael K. Allio                    Director (elected July 19, 2001)                    38         2004 (Class I)

(1) Nominee for Class II Director whose term would expire in 2005.

         Dr. Peter P. McCann became our Chief Executive Officer, President and a Director on February 7, 2002. Dr. McCann previously was employed with Marion Merrell Dow Inc., where he served in a number of senior executive capacities. From 1993-1998, Dr. McCann served as President of British Biotech Inc., the North American operating unit of British Biotech Pharmaceuticals (the largest biotech company in Europe). In this capacity, he established British Biotech Inc. in Annapolis, Maryland, where he directed the company's phase II and phase III clinical trials of two major cancer drugs at more than 200 medical centers in the United States and Canada. Dr. McCann served as Interim President of the University of Maryland Biotechnology Institute, one of the 13 operating units of the University System of Maryland, from 1998-1999. From 1999-2001, Dr. McCann served as President and Chief Executive Officer of Oncostasis, Inc., a genomics-based cancer therapeutics company created to identify and develop new therapies.

         Dr. Pierre-Francois Serres became our Chief Scientific Officer on February 7, 2002 and has been aDirector since March 28, 2001. Dr. Serres previously served as the Company's Chief Executive Officer and President and was the founder, Chief Executive Officer and President of our subsidiary, Hippocampe S.A. (now Mymetics S.A.), a French human and veterinary research and development company. He is also the founder and co-manager of Scericia S.C.E.R, which performs studies and research in clinical immunology. Prior to that he worked as a scientific manager at Indicia Diagnostics S.A.

         Patrice Pactol became a Director on March 28, 2001. Mr. Pactol was previously a Director and the coordinator for bioinformatics and computing of Mymetics S.A. Prior to that he was consultant in veterinary and human biology and a sales executive for a pharmaceutical company.

         John M. Musacchio has been our Chief Operating Officer, Chief Financial Officer and a Director since May 16, 2001, and our Secretary since May 26, 2001. Mr. Musacchio is currently a Vice President of MFC Bancorp Ltd., an independent financial services group which beneficially owns 9.98% of the Common Shares of the Company. He has 25 years of industrial and professional service business operating experience on an international scale, having held positions as principal, director and officer in both private and publicly traded companies. His management experience includes the segments of operations, marketing, corporate development and planning.

         Robert Demers is a securities attorney with 40 years of experience. Mr. Demers is the founder and President of the Demers Counseil Inc., a member of the Montreal Exchange, the Toronto Stock Exchange and the

Investment Dealer Association of Canada. Prior to that, he served as the President of Maison Placements Canada Inc., an institutional research firm. He has served as the Chairman of the Quebec Securities Commission and as President and Governor of the Montreal Stock Exchange. He is currently serving as Director of numerous public and private companies, as well as several non-profit organizations.

        Michael K. Allio is an independent business consultant concentrating on advising his clients on strategic, business development and process improvement projects. He was previously the Vice President and Principal of TracRac Incorporated, a design and fabrication company. Prior to that, he was the Vice President and Senior Consultant of Robert J. Allio & Associates, Inc., a management consulting firm, and Manager of Creative Promotions for Revlon Incorporated.

         The Board recommends a vote "FOR" each of the nominees set forth above.

Meetings and Committees of the Board

         During the fiscal year ended December 31, 2001 the Board met twice and did not take any action by unanimous written consent. All directors attended at least 75% of the total number of meetings of the Board and the committees on which they served during 2001. The Board has two committees, an Audit Committee and a Nominating Committee, both of which were established in September 2001.

         The Audit Committee reviews our internal accounting procedures and external reporting process, and consults with and reviews the services provided by Peterson Sullivan, P.L.L.C, our independent public accountants. The Audit Committee did not meet or take any action by unanimous written consent in 2001. Its current members are Messrs. Demers (Chairman), Pactol and Allio.

         The Nominating Committee confers, advises and makes recommendations to the Board with respect to (a) nominations to fill vacancies on the Board, (b) director compensation and (c) charters for, and appointments to, committees of the Board. The Nominating Committee did not meet or take any action by unanimous written consent in 2001. Its current members are Messrs. Serres, Musacchio and Allio.

Audit Committee Charter

         The Board has adopted a written charter for the Audit Committee. A copy of the charter of the Audit Committee is attached to this Proxy Statement as Exhibit A. Each member of the Audit Committee is an "independent director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards.

Report of the Board with Respect to Audit Matters

         The Company's management has the primary responsibility for the Company's financial statements and the reporting process. The independent public accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Board, on the recommendation of the Audit Committee, has appointed Peterson Sullivan, P.L.L.C. as the Company's certified independent public accountants.

         Our Audit Committee has reviewed and discussed with management and Peterson Sullivan, P.L.L.C. the audited financial statements of the Company for the prior fiscal year ended December 31, 2001. The Audit Committee has discussed with Peterson Sullivan, P.L.L.C. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Peterson Sullivan, P.L.L.C. the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with Peterson Sullivan, P.L.L.C. its independence. The Audit Committee has satisfied itself as to the independence of Peterson Sullivan, P.L.L.C.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission.

                               By the Audit Committee of the Board of Directors

                               Robert Demers
                               Patrice Pactol
                               Michael K. Allio


                            COMPENSATION OF DIRECTORS

         Employee directors are not compensated for their role as directors. The outside directors of the Company receive an annual fee of $7,500, a fee of $750 for each meeting they attend and a fee of $250 for each committee meeting they attend. All directors receive reimbursement for their actual expenses incurred in attending such meetings.

         In addition, pursuant to the Company's 2001 Stock Option Plan, all directors are entitled to receive stock options pursuant to the terms and provisions of such plan. Upon election as director, each director receives 10,000 stock options. For each subsequent year of service after the initial year, each director receives 1,250 additional stock options. During the fiscal year ended December 31, 2001, 100,000 stock options were granted to directors under the Company's 2001 Stock Option Plan. Of these 100,000 stock options, 50,000 were granted to Michael Allio pursuant to a consulting arrangement described below.

Consulting Agreement with Michael Allio

         In August, 2001, we entered into a Consulting Agreement with Michael Allio, one of our Directors. Pursuant to this agreement, Mr. Allio agreed to provide us with strategic management consulting. Mr. Allio's engagement under this agreement includes, without limitation, developing the scope of the business, establishing a European-North American operations team, directing and coordinating initial corporate identity and branding efforts, and crafting a coherent business plan. Furthermore, Mr. Allio's services include assisting the Company in establishing a viable U.S. identity and entity and exploring strategic partnerships in the U.S., Europe and possible elsewhere. In consideration for those services, Mr. Allio receives $12,000 per month, plus reimbursement of reasonable business expenses. Pursuant to the Consulting Agreement, Mr. Allio was also granted options to purchase 50,000 Common Shares at an exercise price of $2.50 per share, all of which are currently vested. The Consulting Agreement may be terminated by either party on 15 days' prior written notice. In addition, upon the successful listing of the Company's Common Shares on the NASDAQ National Market, the Company has agreed to grant Mr. Allio options to purchase 100,000 Common Shares (at an exercise price equal to the then fair market value of such shares), which options will be fully vested upon issuance.

Services Agreement with MFC Merchant Bank, S.A.

         In May 2001, we entered into a Services Agreement with MFC Merchant Bank, S.A. ("MFC Bank") pursuant to which MFC Bank agreed to provide us with the services of Mr. Musacchio, our Secretary, Chief Operating Officer, Chief Financial Officer and a Director. In consideration for such services, we agreed to pay MFC Bank (E) 5,000 per month.


                             EXECUTIVE COMPENSATION

         The following table sets forth for the last three fiscal years information on the annual compensation earned by Jim Soo Choi, who served as our President until March 28, 2001, and Dr. Pierre-Francois Serres, who became our President and Chief Executive Officer on March 28, 2001. No named executive officer, other than Dr. Serres, received aggregate annual consideration (salary and bonus) from the Company in excess of $100,000 during the fiscal year ended December 31, 2001.

                           Summary Compensation Table

                               -------------------------------------------------------------------------------------
                                           Annual Compensation                        Long Term Compensation
                               -------------------------------------------------------------------------------------
                                                                                   Awards              Payouts
---------------------------------------------------------------------------------------------------------------------
                                                                                 Securities              All
                                                                                 Underlying             Other
   Name and Principal Position        Year        Salary          Bonus         Options/SARs         Compensation
---------------------------------------------------------------------------------------------------------------------
    Pierre-Francois Serres(1)         2001     (E) 86,181           --              10,000            (E) 1,630(3)
                                      2000     (E) 73,176(2)        --                --                   --
                                      1999     (E) 35,817(2)        --                --                   --
---------------------------------------------------------------------------------------------------------------------
        Jim Soo Choi (1)              2001          --              --                --                   --
                                      2000          --              --                --                   --
                                      1999          --              --                --                   --
---------------------------------------------------------------------------------------------------------------------

--------------

(1) Mr. Choi was our President from December 1999 to March 28, 2001 and was replaced by Dr. Pierre-Francois Serres, who became our President and Chief Executive Officer on March 28, 2001.

(2) This represents amounts paid to Dr. Serres by our subsidiary, Mymetics S.A., prior to our acquisition of Mymetics S.A.

(3) Mr. Serres received (E) 1,630 for his participation on the Board of Directors of our subsidiary, Mymetics S.A., prior to our acquisition of Mymetics S.A.

                        Option Grants in Last Fiscal Year

         The following table summarizes the stock options granted to Dr. Pierre-Francois Serres during the fiscal year ended December 31, 2001, including the potential realizable value over the 10 1/2-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. The potential realized value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. Potential realizable value is based upon a fair market value of $3.15 for our common stock on the grant date of the options, which fair market value is equal to the closing price of our common stock on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. The actual value realized may be greater or less than the potential realizable value set forth in the table. Mr. Choi, who served as our President until March 28, 2001, did not receive any options to purchase our common stock during the fiscal year ended on December 31, 2001.

--------------------------------------------------------------------------------------------------------------------
                                  Individual Grants                                     Potential Realizable Value
                                                                                        At Assumed Annual Rates of
                                                                                         Stock Price Appreciation
                                                                                              for Option Term
--------------------------------------------------------------------------------------------------------------------
       Name             Number of        Percent of Total    Exercise     Expiration       5% ($)        10% ($)
                        Securities       Options Granted       Price         Date
                        Underlying         to Employees
                     Options Granted        in Fiscal
                                            Year 2001
--------------------------------------------------------------------------------------------------------------------
Pierre-Francois           10,000               10%             $3.15        1/19/12        $21,077       $54,190
Serres
--------------------------------------------------------------------------------------------------------------------

               Aggregate Option Exercises in Last Fiscal Year and
                       Option Values at December 31, 2001

         Dr. Serres, our only named executive officer that holds any stock options, did not exercise any options during 2001. The following table provides information concerning the number and value of unexercised options held by Dr. Serres at December 31, 2001.

---------------------------------------------------------------------------------------------------------------------
      Name             Shares          Value           Number of Securities                   Value of
                      Acquired        Realized        Underlying Unexercised                 Unexercised
                     on Exercise                   Options at December 31, 2001        In-the-Money Options at
                                                                                        December 31, 2001(2)
---------------------------------------------------------------------------------------------------------------------
                                                  Exercisable      Unexercisable     Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------
Dr. Pierre-             - -             - -        10,000(1)            - -              - -(3)         - -(3)
Francois
Serres
--------------------------------------------------------------------------------------------------------------------

--------------
(1)  These options are fully vested and exercisable at $3.15 per share.

(2) The value of unexercised in-the-money options held at December 31, 2001 represents the total gain which an option holder would realize if he or she exercised all of the in-the-money options held at December 31, 2001, and is determined by multiplying the number of shares of common stock underlying the options by the difference between an assumed fair market value per share and the per share option exercise price. An option is in-the-money if the exercise price per share of the option is below the assumed fair market value per share.

(3) The fair market value of the stock underlying Dr. Serres' options was $2.26 per share on December 31, 2001, based on the closing market price of our common stock on such date. The exercise price of Dr. Serres' options is $3.15 per share. Accordingly, none of Dr. Serres options were in-the-money on December 31, 2001.

Employment Agreements

         On May 3, 2001, Dr. Serres entered into an employment agreement with the Company pursuant to which he receives a monthly salary of seven thousand six hundred and twenty-two Euros ((E) 7,622) and normal benefits. In addition, Dr. Serres may participate in the Company's 2001 Stock Option Plan, as well as receive discretionary bonuses as approved by the Board. The employment agreement has no term, but is terminable by either party on three months' prior notice. If the Company terminates Dr. Serres without "cause" (as defined in the agreement) or if Dr. Serres dies or resigns as a result of a change in the control of the Company, the employment agreement, which is governed by French law, provides for continuation payments of Dr. Serres' base salary for a period of 24 months. In addition, Dr. Serres will also have certain rights under the National Collective Bargaining Agreement for the Pharmaceutical Industry (Convention Collective National de l'Industry Pharmaceutique).

         On March 18, 2002, we entered into an employment agreement with our Chief Executive Officer, Dr. McCann, pursuant to which he receives an annual salary of one hundred seventy thousand U.S. Dollars ($170,000) and normal benefits. In addition, Dr. McCann may participate in the Company's 2001 Stock Option Plan, as well as receive discretionary bonuses as approved by the Board. The employment agreement provides for an initial term of one year, with automatic one-year renewal periods unless either Dr. McCann or the Company elect to terminate the agreement by providing 60 days' prior notice. If the Company terminates Dr. McCann during the initial one-year term without "cause" (as defined in the agreement), the employment agreement, which is governed by Delaware law, requires the Company to continue to pay Dr. McCann's base salary for the greater of (a) the remainder of the initial one-year term or (b) six months. If the Company terminates Dr. McCann without cause during a renewal period, the Company must continue to pay Dr. McCann his base salary for a period of 24 months from the date of such termination. In addition, if Dr. McCann resigns due to a substantial change in the ownership of the Company or the membership of the Board, the Company must continue to pay Dr. McCann his base salary for a period of one year following the date of such resignation.

         On March 18, 2002, we entered into an employment agreement with Dr. Joseph D. Mosca, pursuant to which Dr. Mosca receives an annual salary of one hundred twenty-five thousand U.S. Dollars ($125,000) and normal benefits. In addition, Dr. Mosca may participate in the Company's 2001 Stock Option Plan, as well as receive discretionary bonuses as approved by the Board. The employment agreement provides for an initial term of one year, with automatic one-year renewal periods unless either Dr. Mosca or the Company elect to terminate the agreement by providing 60 days' prior notice. If the Company terminates Dr. Mosca during the initial one-year term without "cause"(as defined in the agreement), the employment agreement, which is governed by Delaware law, requires the Company to continue to pay Dr. Mosca's his base salary for the greater of (a) the remainder of the initial one-year term or (b) six months. If the Company terminates Dr. Mosca without cause during a renewal period, the Company must continue to pay Dr. Mosca his base salary for a period of 12 months from the date of such termination.

Compensation Committee Interlocks and Insider Participation

         During 2001, we did not have a compensation committee nor any other committee performing similar functions. Dr. Serres' employment agreement and compensation package for fiscal year 2001 was negotiated by Mr. Musacchio on behalf of the Board. After our annual stockholder meeting in July, 2001, the Board reviewed the compensation terms for Dr. Serres and did not recommend any changes to the employment agreement. None of our executive officers serves as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board.

Report of the Compensation Committee on Executive Compensation

         We did not have a compensation committee or any other committee performing similar functions during 2001. With the exception of Dr. Serres' employment agreement described above under "Compensation Committee Interlocks and Insider Participation," since our annual stockholder meeting in July, 2001, the compensation arrangements of our executive officers have been structured by the Board on a case by case basis. At its meeting in May, 2002, the Board expects to form a compensation committee to review and set more formal compensation policies.
                                            By the Board of Directors

                                            John M. Musacchio
                                            Patrice Pactol
                                            Pierre-Francois Serres
                                            Peter P. McCann
                                            Michael K. Allio
                                            Robert Demers

Certain Relationships and Related Party Transactions

         Pursuant to certain agreements (the "Bank Agreements") made between Mymetics S.A. (formerly Hippocampe S.A.) ("Mymetics S.A.") and MFC Bank, MFC Bank acted as an advisor in the share exchange (the "Share Exchange") that became effective on March 28, 2001 pursuant to two separate Share Exchange Agreements (the "Share Exchange Agreements") both dated December 13, 2000 between the Company and the stockholders of Mymetics S.A. Pursuant to the Share Exchange Agreements, the Company acquired approximately 99.9% of the outstanding shares of Mymetics S.A. in consideration of an aggregate of approximately 33,311,398 Common Shares, representing approximately 72% of the currently issued and outstanding shares of our common stock. MFC Bank received certain compensation in consideration of its advisory services described above, including 2,017,854 Common Shares of the Company issued in connection with the Share Exchange.

         Our subsidiary, Mymetics S.A., has a credit facility with MFC Bank, pursuant to which MFC Bank has received certain fees as well as share purchase warrants exercisable any time prior to July 31, 2003, into 6,730,599 Common Shares of the Company, subject to final adjustment, at an exercise price of approximately Euro 0.2319.

         We assumed the rights and obligations of Mymetics S.A. under the Bank Agreements effective upon the closing of the Share Exchange. Pursuant to the Bank Agreements, MFC Bank has agreed to attempt to raise additional capital on a best efforts basis to fund working capital requirements following the Share Exchange. MFC Bank will be paid customary fees and expenses, and will receive additional share purchase warrants in connection with the provision of these services. MFC Bank will have a right of first refusal until 24 months after the closing of the Share Exchange on any financing and capital raising activities of the Company.

         MFC Bank will also act as the trustee under the Voting and Exchange Trust Agreement dated March 28, 2001, among the Company, 6543 Luxembourg S.A., a company established under the laws of Luxembourg, and MFC Bank. MFC Bank will be paid customary fees and expenses in relation thereto.

         MFC Bank is a wholly-owned subsidiary of MFC Bancorp Ltd., which currently beneficially owns approximately 9.98% of the outstanding Common Shares of the Company. Mr. Musacchio, a member of our Board, is a Vice President of MFC Bancorp Ltd.

         In August, 2001, we entered into a Consulting Agreement with Michael Allio, one of our directors. For the terms and conditions of this consulting arrangement see "Compensation of Directors - Consulting Agreement with Michael Allio."

Performance Graph

         The table and graphical information set forth below compares the value of our common stock to the NASDAQ Composite Index and the NASDAQ Biotechnology Index. Each of the total cumulative returns presented assumes a $100.00 investment on December 31, 1996 and reinvestment of dividends. The comparisons shown below are based upon historical data. The stock price performance shown is not indicative of, nor intended to forecast, the potential future performance of our common stock. We obtained the information used to produce the table and graph from the NASDAQ, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

                                                       Fiscal Year Ended December 31

Company or Index                    1997           1998            1999            2000              2001
----------------                    ----           ----            ----            ----              ----
Mymetics Corporation                 88.86         177.73          207.35         144.43            133.89
NASDAQ Composite Index              121.64         169.84          315.20         191.36            151.07
NASDAQ Biotechnology Index           99.93         144.18          290.72         357.39            299.62

         Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Report of the Compensation Committee and Stockholder Return Performance Graph shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended ("Section 16"), requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC") within specified due dates. These persons are required by SEC regulations to furnish us with copies of all such reports they file. Based solely on the review of the copies of such reports furnished to us, we believe that, with respect to our fiscal year ended December 31, 2001, all of our executive officers, directors and 10% stockholders filed all required reports under Section 16(a) in a timely manner, except that (a) Messrs. Allio, Demers and Musacchio failed to file their respective Form 3 in a timely manner upon initially becoming reporting persons under Section 16, (b) Messrs. Pactol and Serres failed to file their respective Form 3 upon initially becoming reporting persons under Section 16, (c) Messrs. Allio, Demers, Musacchio, Patrol and Serres failed to file a Form 4 or 5 in connection with their respective receipt of stock option grants and (d) Aralis Participations S.A., Ernst Lubke, Martin Reindle and MFC Bancorp Ltd. failed to file a Form 4 or 5 in connection with their respective dispositions of our common stock.

                      INDEPENDENT ACCOUNTANTS AND AUDITORS

         Peterson Sullivan P.L.L.C., Certified Public Accountants, has been selected by the Board to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2002. Peterson Sullivan P.L.L.C. examined the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2001. Representatives of Peterson Sullivan P.L.L.C. are not expected to be present at the Annual Meeting.


                                   AUDIT FEES

         The aggregate fees billed by Peterson Sullivan P.L.L.C., the Company's certified independent public accountants, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the review of the financial statements including the Company's quarterly reports on Form 10-Q for such fiscal year were $91,032.


          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Peterson Sullivan P.L.L.C. did not bill the Company for any professional services rendered for information technology services relating to financial information system design and implementation for the fiscal year ended December 31, 2001.


                                 ALL OTHER FEES

         The aggregate fees billed by Peterson Sullivan P.L.L.C. for professional services rendered for fiscal year ended December 31, 2001, other than for services described above under "Audit Fees" or "Financial Information System Design and Implementation Fees", were $8,877.

         The Board, in fulfilling its audit responsibilities, has considered whether the provision of non-audit services by Peterson Sullivan P.L.L.C. is compatible with maintaining their independence.


                          FUTURE STOCKHOLDER PROPOSALS

         Any proposal that a stockholder intends to present at the 2003 annual meeting of stockholders must be received by the Company on or before December 30, 2002 in order to be considered for inclusion in the proxy statement relating to the 2003 annual meeting. Proposals submitted by a stockholder of the Company for consideration at the 2003 annual meeting of stockholders, other than in accordance with SEC Rule 14a-8, will not be considered at such meeting unless the Secretary of the Company has received written notice of the matter proposed to be presented from the stockholder on or prior to March 15, 2003, and proxies solicited by the Board will confer discretionary authority with respect to any matters as to which the Company does not receive written notice on or prior to such date.


                                  OTHER MATTERS

         The Board knows of no matter, other than those mentioned in the Proxy Statement, to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the Proxy holders to vote the Proxies in accordance with their judgment. If there are insufficient votes to approve any of the proposals contained herein, the Board may adjourn the meeting to a later date and solicit additional Proxies. If a vote is required to approve such adjournment, the Proxies will be voted in favor of such adjournment.

         A copy of the Company's Annual Report on Form 10-K to the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to Stockholders Information, Mymetics Corporation, 50-52 Av du Chanoine Cartellier, 69230 Saint-Genis Laval, France.

DATE:    April 30, 2002               BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ John M. Musacchio
                                      ------------------------------------
                                      John M. Musacchio
                                      Secretary

                                                                      EXHIBIT A


                         CHARTER OF THE AUDIT COMMITTEE
                OF THE BOARD OF DIRECTORS OF MYMETICS CORPORATION


I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, and shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

         1. in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

         2. in its oversight of the Company's financial statements and the independent audit thereof;

         3. in selecting and nominating the outside auditors to be proposed for shareholder approval in any proxy statement, evaluating and, where deemed appropriate, replacing the outside auditors; and

         4.       in evaluating the independence of the outside auditors.

         The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including review of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-K, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and the organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

         The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

         The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence").

III. Meetings of the Audit Committee: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements and quarterly financial results. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of a conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

         1.       with respect to the outside auditor,

                  (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

                  (ii) to review the fees charged by the outside auditors for audit and non-audit services;

                  (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditor's independence; and

                  (iv) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

         2. with respect to financial reporting principles and policies and internal audit controls and procedures,

                  (i) to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

                  (ii) to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the outside auditors, including reports and communications related to:

                           o deficiencies noted in the audit in the design or operation of internal controls;

                           o consideration of fraud in a financial statement audit;

                           o       detection of illegal acts;

                           o the outside auditor's responsibility under generally accepted auditing standards;

                           o       significant accounting policies;

                           o       management judgments and accounting
                                   estimates;

                           o       adjustments arising from the audit;

                           o the responsibility of the outside auditor for other information in documents containing audited financial statements;

                           o       disagreements with management;

                           o       consultation by management with other
                                   accountants;

                           o major issues discussed with management prior to retention of the outside auditor;

                           o difficulties encountered with management in performing the audit;

                           o the outside auditor's judgments about the quality of the entity's accounting principles; and

                           o reviews of interim financial information conducted by the outside auditor;

                  (iii)    to meet with management and/or the outside auditors;

                           o       to discuss the scope of the annual audit;

                           o       to discuss the audited financial statements;

                           o to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, relating to the Company's financial statements;

                           o to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

                           o to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

                           o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

                  (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with the Securities Exchange Act of 1934; and

                  (v) to discuss with the Company's legal counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

         3.       with respect to reporting and recommendations,

                  (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

                  (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

                  (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                                   ---------
                                     PROXY
                                   ---------


                              MYMETICS CORPORATION
                          706 Giddings Avenue, Suite 1C
                         Annapolis, Maryland 21401-1472

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MYMETICS CORPORATION.

       The undersigned hereby appoints John M. Musacchio as proxy, with the power of substitution to represent and to vote as designated below, all the shares of common stock of Mymetics Corporation held of record by the undersigned on April 25, 2002, at the Annual Meeting of Stockholders to be held on June 20, 2002 or any adjournment thereof.

1.         ELECTION OF DIRECTORS
           FOR the nominees listed             WITHHOLD AUTHORITY
           below (except as marked             to vote for the nominees
           to the contrary below)    [   ]     listed below                [   ]
                                      ---                                   ---

           (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                       Patrice Pactol (Class II Director)

                       John M. Musacchio (Class II Director)

2. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN ABOVE, AND THIS PROXY IS PROPERLY SIGNED, THE SHARES WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

         Please sign your name exactly as it appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED                  , 2002
      -----------------

                                        ---------------------------------------
                                        Signature

                                        ---------------------------------------
                                        Print Name

                                        ---------------------------------------
                                        Signature, if jointly held

                                        ---------------------------------------
                                        Print Name

                                        ---------------------------------------
                                        Number of Shares

                    Please mark, sign, date and return this
                  Proxy promptly using the enclosed envelope.